UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

MANTLE RIDGE LP

EAGLE FUND A1 LTD

EAGLE ADVISOR LLC

PAUL HILAL

ANDREW EVANS

TRACY MCKIBBEN

DENNIS REILLEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 14, 2025, Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), issued and uploaded to its website, www.RefreshingAirProducts.com, the following press release:

LEADING PROXY ADVISORY FIRM EGAN-JONES RECOMMENDS AIR PRODUCTS AND CHEMICALS, INC. SHAREHOLDERS VOTE “FOR” ALL FOUR MANTLE RIDGE DIRECTOR NOMINEES ANDREW EVANS, PAUL HILAL, TRACY MCKIBBEN, AND DENNIS REILLEY

Egan-Jones Finds “Many Compelling Reasons to Support Mantle Ridge’s Case for Change” and States that “Voting for the Mantle Ridge Nominees is in the Best Interest of the Company and its Shareholders”

Asserts “Mismanagement and the Absence of Effective Leadership” Have “Significantly Eroded Shareholder Value” and that “Mr. Seifi Ghasemi is Not the Right Leader to Unlock the Full Potential of Air Products”

Calls Out “Absence of a Clear CEO Succession Plan”

Finds “Entrenched and Unqualified CEO” Seifi Ghasemi “Seeks to Maintain Control for as Long as Possible”; Finds “Prioritizing his Self-Serving Agenda over the Shareholders’ Best Interests” a “Breach of Mr. Ghasemi’s and the Board’s Fiduciary Duties”

Concludes it is “Confident that the Mantle Ridge Nominees Bring a Best-in-Class Skill Set, Industry Experience, and Expertise” to Air Products’ Board and Reiterates Strong Belief that “Urgent Change is Necessary”

Recommends Shareholders Vote “WITHHOLD” Against All Four Company Nominees Opposed by Mantle Ridge – Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser – Further Reinforcing the Clear Case for Change at Air Products

Mantle Ridge Urges Shareholders to Vote the BLUE Proxy Card “FOR” All Four of its Superbly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” On the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser

View Related Materials at www.RefreshingAirProducts.com

New York – January 14, 2025 – Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), today announced that Egan-Jones Proxy Services (“Egan-Jones”), a leading independent proxy advisory firm, has recommended that Air Products shareholders vote “FOR” the election of all four of Mantle Ridge’s independent director nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – to the Company’s Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting of Shareholders, scheduled for January 23, 2025. Egan-Jones also recommended shareholders vote “WITHHOLD” against all four of the Company nominees opposed by Mantle Ridge – Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser.

Egan-Jones joined the other two leading independent proxy advisory firms – Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) – in recommending that shareholders vote for much-needed change at Air Products. The verdict of all three is unanimous – it’s time for change at Air Products.

Mantle Ridge issued a statement to shareholders: “We are gratified by Egan-Jones’ recommendation in support of change at Air Products. Their full-throated support for ALL FOUR of the shareholder nominees – Messrs. Evans, Hilal, Reilley and Ms. McKibben – underscores the extent of the Company’s current dysfunction, and the great opportunity ahead for shareholders with a refreshed Board. We believe replacing the incumbent directors Messrs. Cogut, Ghasemi, Monser, and Ms. Davis with Mantle Ridge’s four highly qualified, independent shareholder nominees will enable the Company to best get back on track.”

Selected highlights from the Egan-Jones report are below:

With respect to Air Products’ recent years of underperformance, poor track record of capital allocation, strategy, and project execution, as well as Mantle Ridge’s case for change, Egan-Jones stated:

•	“We believe that voting FOR the Mantle Ridge nominees is in the best interest of the Company and its shareholders… there are many compelling reasons to support Mantle Ridge’s case for change[.]”

•	“In our opinion, the current management team has significantly eroded shareholder value through their unprofitable investments, resulting in excessive cash burn and increasing debt.”

•	“Under CEO Seifi Ghasemi's tenure, the management and board of Air Products has struggled to fully realize the potential of the Company’s business lines. A key issue has been poor capital allocation and in particular, the failure to secure offtake agreements before capital was allocated.”

With respect to the current Board’s succession planning failures and entrenched Chairman & CEO Seifi Ghasemi, Egan-Jones stated:

•	“Entrenched and Unqualified CEO: The absence of a clear CEO succession plan, along with Mr. Ghasemi’s numerous statements regarding his intention to remain as CEO, not only calls into question the integrity of leadership but also poses a significant reputational risk to the company.”

•	“We firmly believe that Air Product’s unsatisfactory performance stems in part from mismanagement and the absence of effective leadership to guide the Company. In our view, Mr. Seifi Ghasemi is not the right leader to unlock the full potential of Air Products. Mr. Ghasemi has made multiple comments indicating his intent to serve as CEO and Chairman as long as he lives, and he has indicated no intention of stepping down.”

•	“While the current Board and management claims that CEO succession is a priority and that they have been working on a plan for years, there is still no CEO succession plan. Mr. Ed Monser, who is the lead independent director and chair of the Corporate Governance and Nominating Committee, has demonstrated an inability to deliver on a CEO succession plan along with Ms. Lisa Davis, who is chair of Management Development. Mr. Charles Cogut has questionable independence, having served with Mr. Ghasemi at Rockwood Holdings and having been on APD’s board for 9 years. In our view, these issues of director independence have led to a failure to form an effective CEO succession plan.”

•	“Mr. Ghasemi’s desire to entrench himself at the helm demonstrates a lack of accountability from the Board and a breach of Mr. Ghasemi’s and the Board’s fiduciary duties. In our view, Mr. Ghasemi is prioritizing his self-serving agenda over the shareholders’ best interests, as he seeks to maintain control for as long as possible.”

With respect to the qualifications of Mantle Ridge’s superior director nominees and proposed CEO candidate, Eduardo Menezes, Egan-Jones stated:

•	“[W]e strongly believe that urgent change is necessary. We are confident that the Mantle Ridge nominees bring a best-in-class skill set, industry experience, and expertise to disrupt the current underperformance at Air Products and will ensure that the right person will be appointed to serve as CEO.”

o	“[Mr. Dennis Reilley] is well-known for the ‘Praxair/Linde Playbook’, which emphasizes excellent execution of projects. This strong execution is what’s needed to help deliver a return on investment for APD’s shareholders.”

o	“Mr. Andrew Evans brings 30 years of experience to the table in a capital-intensive industry as a former CEO and CFO. This wealth of experience will enable APD to allocate capital in a way that will drive greater shareholder returns.”

o	“[Mr. Paul Hilal] has had success in corporate transformations a number of times, including at Canadian Pacific Railway, CSX, Dollar Tree, and also formerly at Air Products & Chemicals. He brings needed experience to the table in how to navigate these board reconstitutions.”

o	“Ms. Tracy McKibben is a current CEO and brings a wealth of knowledge related to energy transition and environmental technology. This experience will be a valuable asset on the board of APD as they navigate not only their core industrial gas business, but also their ongoing clean hydrogen projects.”

•	“Mr. [Eduardo] Menezes is the former EVP at Linde and led their EMEA region, significantly growing it under his leadership. He is an experienced practitioner of Mr. Reilley’s ‘Praxair/Linde’ playbook and is well-suited to execute the nominees’ vision.”

To Enhance Air Products' Performance and Create the Long-Term Value that Shareholders Deserve, Mantle Ridge Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge's Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah "Seifi" Ghasemi and Edward L. Monser.

You can vote for change today using the BLUE Proxy Card, or you can vote online at the URL located on your BLUE voting instruction form using your unique Control Number.

Additional information regarding Mantle Ridge’s highly qualified nominees, as well as voting instructions, may be found at www.RefreshingAirProducts.com.

***

About Mantle Ridge

Founded in 2016, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive. Mantle Ridge engages with the expectation of maintaining an ownership position over the very long-term. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark, and Dollar Tree. For more information, visit https://www.mantleridge.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, “Mantle Ridge”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the “Mantle Ridge Parties”), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the “Participants”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

Tel: (212) 493-6952

Media Contacts

Jonathan Gasthalter / Nathaniel Garnick

Gasthalter & Co.

Tel: (212) 257-4170

Email: RefreshingAPD@gasthalter.com